QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.(a)(2)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt as to the action you should take, you should consult a stockbroker, bank manager, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000. This Election Form should be read in conjunction with the circular to shareholders of Vodafone in connection with the Return of Capital dated 13 June 2006 (the "Circular"). All words and expressions used in the Circular have, unless the context requires otherwise, the same meaning in this Election Form. IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED your Existing Shares in Vodafone Group Plc, please forward this Election Form, together with the Circular as soon as possible, to the purchaser or transferee or to the person who sold or transferred the shares for you.

For information purposes only. Number of B Shares that will be allocated to you based on your Ordinary Shareholding as at 1 June 2006.

Please enter here a daytime telephone number (including STD code) where you can be contacted in the event of any query arising from completion of this Election Form.	TEL:

Vodafone Group Plc

Election Form for the proposed Return of Capital to Shareholders of 15 pence per Existing Share, by way of one B Share for each Existing Share and a 7 for 8 Share Consolidation

Subject to approval by Shareholders of the resolution to be proposed at the EGM of the Company to be held on 25 July 2006 and upon Admission, I/we will receive one B Share for every Existing Share which I/we own at the Record Date (expected to be 9:30 p.m. on 28 July 2006). In respect of my/our B Shares, I/we hereby elect to accept:

ELECTION ALTERNATIVES	ALTERNATIVE 1:
IF YOU WISH TO HAVE ALL OF YOUR B SHARES REDEEMED UNDER THE "INITIAL REDEMPTION" OPTION YOU SHOULD NOT COMPLETE AND RETURN THIS ELECTION FORM. IF YOU WISH TO HAVE SOME OF YOUR B SHARES REDEEMED UNDER THE "INITIAL REDEMPTION" OPTION YOU SHOULD ELECT FOR ALTERNATIVE 3 ("FUTURE REDEMPTION") FOR THE BALANCE OF YOUR B SHARES (notes 1 over the page)

ALTERNATIVE 2:
	INITIAL B SHARES DIVIDEND OF ALL OF MY/OUR B SHARES AS INDICATED IN BOX 1 (Insert an "X" to elect) (note 2 over the page)	Box 1

ALTERNATIVE 3:
	FUTURE REDEMPTION OF ALL OR SOME OF MY/OUR B SHARES AS INDICATED OR SHOWN IN BOX 2 (Insert an "X" to elect) (note 3 over the page)	Box 2

SIGN HERE TO MAKE YOUR ELECTION: (note 4 over the page)
I/We appoint any director of Vodafone or its brokers for the time being as my/our attorney with authority on my/our behalf and in my/our behalf and in my/our name to exercise all rights, powers and privileges attaching to the B Shares or otherwise capable of being exercised by me/us only in order to give effect to my/our election and for such purpose to do all such acts and things and to execute all such deeds and other documents as such director or brokers shall consider necessary in giving effect to my/our election.

	Holder 1	Holder 3

Signature(s) of shareholders(s):

	Holder 3	Holder 4

		Date	/ /

If signed by a Company:	Name of Director	Signature

	Name of Director/ Secretary	Signature

Note: All holders of Existing Shares who are individuals should sign above. In the case of joint registered holders, all must sign.

Return your completed Election Form by hand or by post to Computershare Investor Services PLC, PO Box 1075, The Pavilions, Bridgwater Road, Bristol BS99 3FA/Computershare Investor Services (Ireland) Ltd, PO Box 9717, Freepost F3804, Dublin 2, as soon as possible, and in any event to arrive by no later than 3:00 p.m. on Thursday, 3 August 2006.

THIS ELECTION FORM MUST BE RETURNED BY 3:00 PM ON THURSDAY, 3 AUGUST 2006

General Information

Notes on the venue for the EGM
The EGM is being held at Queen Elizabeth II Conference Centre, Broad Sanctuary, London SW1P 3EE on 25 July 2006.

Shareholder Helpline
If you have any queries about this document or how to complete this Form, you can call the Shareholder helpline on telephone number 0870 702 0198 (for shareholders resident in the UK) or 0818 300 999 (for Shareholders resident in the Republic of Ireland) or +44 870 702 0198 (for Shareholders resident in any other country) between 8.30 am and 5.30 pm BST on any business day. The helpline will not give advice on the merits of the Return of Capital, the B Shares Alternatives or the Share Consolidation or give any taxation or financial advice.

Notes on Completing the Form of Election
Further details of the Return of Capital are set out in the Circular. Send this Form to the Company's Registrars, Computershare Investor Services PLC, PO Box 1075, The Pavilions, Bridgwater Road, Bristol, BS99 3FA/Computershare Investor Services (Ireland) Ltd, PO Box 9717, Freepost F3804, Dublin 2, as soon as possible and in any event, so as to arrive by no later than 3.00 pm on 3 August 2006.

If you do not elect for any of the B Share Alternatives or otherwise fail to make a valid election using this Form, you will be deemed to have elected for the Initial Redemption.

Notes:

1.
Alternative 1—Initial Redemption

  If you are a holder of Existing Shares (other than a US Shareholder) and make no election in respect of some or all of your B Shares, you will have those B Shares redeemed by Vodafone on the First Redemption Date at 15 pence per B Share, free of all dealing expenses and commissions. It is expected that a cheque for the proceeds will be despatched to you on 11 August 2006 and the proceeds will be treated as capital for United Kingdom and Irish tax purposes. If you are a holder of Existing Shares (other than a US Shareholder) and wish to choose "Initial Redemption" in respect of only some of your B Shares you should not make any election in respect of such B Shares but should instead complete box 2 in respect of the B Shares for which you wish to elect Alternative 3: Future Redemption. You will be deemed to have elected for "Initial Redemption" in respect of the remaining B Shares.

2.
Alternative 2—Initial B Share Dividend

  If you choose or, in the case of US Shareholder and holders of Existing ADRs default into, this alternative you will receive a single dividend of 15 pence for each B Share that you hold, following which all of your B Shares will be automatically converted into Deferred Shares. No partial election for the Initial B Share Dividend is available and all US Shareholders will receive this alternative in respect of all of their B Share entitlements.

  If you are a holder of Existing Shares it is expected that a cheque for your Initial B Share Dividend will be despatched to you on 11 August 2006 and that it will be treated as income for United Kingdom tax purposes, and as a dividend for US tax purposes and should be treated as income for Irish tax purposes.

3.
Alternative 3—Future Redemption

  If you are a holder of Existing Shares (other than a US Shareholder) and choose this alternative in respect of some or all of your B Shares, you will retain such B Shares which will give you the right to have them redeemed on Future Redemption Dates at 15 pence per B Share, free from all dealing expenses and commissions. This alternative may be of value to you from a United Kingdom or Irish tax planning perspective. It is expected that, on redemption, the proceeds will be treated as capital for United Kingdom and Irish tax purposes.

  If you choose this option, you will receive a continuing non-cumulative dividend on your B Shares of 75 per cent. of sterling LIBOR payable on the principal amount of 15 pence per B Share, payable semi-annually in arrears until such time as you redeem your B Shares.

4.
Signatures

  You must sign the election form overleaf regardless of which boxes you complete and, in the case of a joint holding, arrange for all other joint holders to do likewise.
  If the election is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the election. If this Form has been signed by an attorney, the executed power of attorney (or a certified copy thereof) must be lodged with this Form. A company may either execute under seal, the seal being affixed and witnessed in accordance with its Articles of Association or other regulations or, if applicable, in accordance with Section 36A of the Companies Act 1985 (i.e. by two directors or by one director and the secretary of the company).

  Dates and Times
  The dates and times set out in this Form are London times and based on Vodafone's current expectations and may be subject to change.

  Kindly Note
  This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalized form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. Vodafone Group Plc and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions.

  IF THE NUMBER INSERTED IN BOX 2 EXCEEDS THE NUMBER OF EXISTING SHARES WHICH YOU OWN AT THE RECORD DATE THEN THIS FORM WILL BE INVALID AND YOU WILL BE DEEMED TO HAVE ELECTED FOR THE DEFAULT OPTION, ALTERNATIVE 1: INITIAL REDEMPTION, IN RESPECT OF ALL OF YOUR B SHARES.

QuickLinks

  Exhibit 99.(a)(2)